SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2013

HOPFED BANCORP, INC.

(Exact name of Registrant as Specified in Charter)

Delaware	0-23667	61-1322555
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4155 Lafayette Road, Hopkinsville, Kentucky 42240

(Address of Principal Executive Offices)

(270) 885-1171

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders of HopFed Bancorp, Inc. (the “Company”) was held on May 15, 2013. IVS Associates, Inc., the independent inspector of elections for the 2013 Annual Meeting, provided a voting report, certifying the following results.

PROPOSAL 1: ELECTION OF DIRECTORS

According to the tabulation of voting results, the following is a record of the votes cast with respect to the election of Robert Bolton, Steve Hunt and Michael L. Woolfolk, each for a three-year term:

NAME	FOR	WITHHELD

Board of Directors’ Nominees:

Dr. Thomas I. Miller	2,004,576	47,111
Steve Hunt	5,463,902	760,257
Michael L. Woolfolk	5,480,726	743,433

Opposition Nominee:

Robert Bolton	4,109,177	63,295

In addition, there were no broker non-votes.

PROPOSAL 2: Ratify Appointment of Rayburn, Bates & Fitzgerald, P.C.

According to the tabulation of voting results, the stockholders ratified the appointment of Rayburn, Bates & Fitzgerald, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending 2013.

FOR	AGAINST	ABSTAIN
6,080,295	110,906	32,957

In addition, there were no broker non-votes.

PROPOSAL 3: Approval of a non-binding advisory resolution to approve the compensation of named executive officers

According to the tabulation of voting results, the stockholders approved a non-binding resolution to approve the compensation of the Company’s named executive officers.

FOR	AGAINST	ABSTAIN
3,517,292	2,644,133	62,733

In addition, there were no broker non-votes.

PROPOSAL 4: Advisory vote on the frequency of the non-binding resolution to approve the compensation of named executive officers

According to the tabulation of voting results, the stockholders approved a non-binding one-year frequency vote to approve the compensation of the Company’s named executive officers.

EVERY YEAR	EVERY TWO YEARS	EVERY THREE YEARS	ABSTAIN
5,766,021	171,371	191,083	95,680

In addition, there were no broker non-votes.

PROPOSAL 5: Approval of the Company’s 2013 Long-Term Incentive Plan

According to the tabulation of voting results, the stockholders approved the Company’s 2013 Long-Term Incentive Plan.

FOR	AGAINST	ABSTAIN
4,025,854	2,135,697	62,607

In addition, there were no broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HOPFED BANCORP, INC.

Dated: May 21, 2013	By:	/s/ John E. Peck
John E. Peck
President and Chief Executive Officer